Exhibit 10.1

Execution Version

Elizabethtown Gas Company

$50,000,000 4.02% First Mortgage Bonds, Series 2018A-1, due December 20, 2028

$55,000,000 4.22% First Mortgage Bonds, Series 2018A-2, due December 20, 2033

$150,000,000 4.29% First Mortgage Bonds, Series 2018A-3, due December 20, 2038

$200,000,000 4.37% First Mortgage Bonds, Series 2018A-4, due December 20, 2048

$75,000,000 4.52% First Mortgage Bonds, Series 2018A-5, due December 20, 2058

Bond Purchase Agreement

Dated as of December 20, 2018

-i-

-ii-

-iii-

Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 4.11	—	Collateral Filings
Schedule 5.5	—	Financial Statements
Schedule 5.15(a)	—	Existing Indebtedness
Schedule 5.15(b)	—	Liens not permitted by Indenture
Schedule 5.15(c)	—	Debt Instruments
Exhibit A	—	Form of First Supplemental Indenture
Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company
Exhibit 10.4	—	U.S. Tax Compliance Certificate
-iv-

Elizabethtown Gas Company

1 South Jersey Plaza, Route 54

Folsom, New Jersey 08037

$50,000,000 4.02% First Mortgage Bonds, Series 2018A-1, due December 20, 2028

$55,000,000 4.22% First Mortgage Bonds, Series 2018A-2, due December 20, 2033

$150,000,000 4.29% First Mortgage Bonds, Series 2018A-3, due December 20, 2038

$200,000,000 4.37% First Mortgage Bonds, Series 2018A-4, due December 20, 2048

$75,000,000 4.52% First Mortgage Bonds, Series 2018A-5, due December 20, 2058

December 20, 2018

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Elizabethtown Gas Company, a corporation organized and subsisting under the laws of the State of New Jersey (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.            Authorization of Bonds.

Section 1.1. Authorization of Bonds The Company has authorized and will create a series of its first mortgage bonds in an aggregate principal amount of $530,000,000 (the “Series 2018A Bonds”) to be issued in five Tranches as follows: (a) 4.02% First Mortgage Bonds, Series 2018A-1, due December 20, 2028 in the aggregate principal amount of $50,000,000 (the “Series 2018A-1 Bonds”); (b) 4.22% First Mortgage Bonds, Series 2018A-2, due December 20, 2033 in the aggregate principal amount of $55,000,000 (the “Series 2018A-2 Bonds”); (c) 4.29% First Mortgage Bonds, Series 2018A-3, due December 20, 2038 in the aggregate principal amount of $150,000,000 (the “Series 2018A-3 Bonds”); (d) 4.37% First Mortgage Bonds, Series 2018A-4, due December 20, 2048 in the aggregate principal amount of $200,000,000 (the “Series 2018A-4 Bonds”); and (e) 4.52% First Mortgage Bonds, Series 2018A-5, due December 20, 2058 in the aggregate principal amount of $75,000,000 (the “Series 2018A-5 Bonds” and together with the Series 2018A-1 Bonds, the Series 2018A-2 Bonds, the Series 2018A-3 Bonds and the Series 2018A-4 Bonds, the “Bonds”). The Bonds will be issued under and secured by that certain First Mortgage Indenture dated as of July 2, 2018 (the “Original Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of December 20, 2018 (such First Supplemental Indenture being referred to herein as the “First Supplement”), which will be substantially in the form attached hereto as Exhibit A. The Original Indenture as so amended and supplemented, and as further supplemented and amended according to its terms, is herein called the “Indenture.” A copy of the Original Indenture has been delivered to you. The Bonds shall be issuable in fully registered form only. The Series 2018A-1 Bonds shall mature on December 20, 2028, shall bear interest at the rate of 4.02% per annum payable semiannually, on June 20 and December 20 of each year and at maturity, commencing on June 20, 2019, shall be subject to redemption as provided in the Indenture or this Agreement, and shall be in the form established pursuant to the Indenture. The Series 2018A-2 Bonds shall mature on December 20, 2033, shall bear interest at the rate of 4.22% per annum payable semiannually, on June 20 and December 20 of each year and at maturity, commencing on June 20, 2019, shall be subject to redemption as provided in the Indenture or this Agreement, and shall be in the form established pursuant to the Indenture. The Series 2018A-3 Bonds shall mature on December 20, 2038, shall bear interest at the rate of 4.29% per annum payable semiannually, on June 20 and December 20 of each year and at maturity, commencing on June 20, 2019, shall be subject to redemption as provided in the Indenture or this Agreement, and shall be in the form established pursuant to the Indenture. The Series 2018A-4 Bonds shall mature on December 20, 2048, shall bear interest at the rate of 4.37% per annum payable semiannually, on June 20 and December 20 of each year and at maturity, commencing on June 20, 2019, shall be subject to redemption as provided in the Indenture or this Agreement, and shall be in the form established pursuant to the Indenture. The Series 2018A-5 Bonds shall mature on December 20, 2058, shall bear interest at the rate of 4.52% per annum payable semiannually, on June 20 and December 20 of each year and at maturity, commencing on June 20, 2019, shall be subject to redemption as provided in the Indenture or this Agreement, and shall be in the form established pursuant to the Indenture. As permitted by the Indenture, the Bonds originally issued to you thereunder shall be dated, and bear interest from, the date of their original issue on the Closing Date.

Elizabethtown Gas Company	Bond Purchase Agreement

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Terms used herein but not defined herein shall have the meanings set forth in the Indenture.

Section 2.            Sale and Purchase of Bonds.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing, Bonds in the principal amount(s) and in the Tranche(s) specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.            Closing.

The sale and purchase of the Bonds to be purchased by each Purchaser thereof shall occur at a closing on December 20, 2018 or on such other Business Day thereafter on or prior to December 31, 2018 as may be agreed upon by the Company and the Purchasers of the Bonds (the “Closing”), at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 9:00 a.m. Central time. On the Closing Date, the Company will deliver to each Purchaser the Bonds of each Tranche to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 as such Purchaser may request) of such Tranche in the amount purchased, dated the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account specified pursuant to Section 4.10 hereof. If, on the Closing Date, the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 4.            Conditions to the Closing.

Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in each Financing Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates. The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds. In addition, on the date of the Closing the Company shall have delivered the following certificates:

(a) Officer’s Certificates. The Company shall have delivered to such Purchaser (i) an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4 of this Agreement with respect to the Closing have been fulfilled, (ii) copies of all certificates and opinions required to be delivered to the Trustee under the Indenture in connection with the issuance of the Bonds under the Indenture, in each case, dated the date of the Closing, and (iii) copies of all certificates and opinions delivered to the Trustee under the Indenture with respect to the execution and delivery of the First Supplement; and

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Bonds.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Cozen O’Connor, counsel for the Company, and, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request. The Company hereby directs its counsel to deliver such opinions and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinions to the extent set forth therein.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of the Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Bonds. Contemporaneously with the Closing, the Company shall sell to each Purchaser and each Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 14.2, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Tranche of the Bonds.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company setting forth wire instructions for payment of the purchase price of the Bonds, including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Bonds is to be deposited.

Section 4.11. Execution and Delivery of First Supplement; Filing and Recording of UCC Financing Statements and the First Supplement. The First Supplement shall have been duly executed and delivered by the Company and the Trustee. All UCC Financing Statements, the Indenture, the First Supplement or other instruments with respect thereto as may be necessary shall have been duly filed or recorded (or, in the case of the First Supplement, duly submitted for recording) in such manner and in such places as is reasonably satisfactory to the Purchasers (and their special counsel) and the Company and as described in Schedule 4.11 (collectively, the “Collateral Filings”), and no other instruments shall be required to be filed to establish and perfect the Lien of the Trustee upon the Mortgaged Property created by the Indenture (including the First Supplement), which can be perfected by filing the Indenture, the First Supplement or a UCC Financing Statement under the UCC, and the Company shall have delivered satisfactory evidence of such filings and recordings, except that the Company shall deliver to the Purchasers (and their special counsel) evidence of the recording of the First Supplement promptly after such recordings are made.

Section 4.12. Title Policy. On or prior to the date of the Closing, the Company shall have delivered a standard American Land Title Association 2006 Form mortgagee title policy issued by a title insurance company with an AM Best rating of A or better (or a reasonably comparable rating from another corporation providing similar ratings), naming the Trustee as the insured, insuring that the Indenture constitutes a Lien on each tract and parcel of land and improvements subject to the Lien of the Indenture having an assessed value of at least $1,000,000, subject to no Lien thereon prior to the Lien of the Indenture, except Permitted Liens and standard exceptions in an ALTA title insurance policy, and including typical and applicable endorsements.

Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to each Purchaser and its special counsel, and each Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. Each Purchaser that so requests shall have received a copy of the Indenture (together with all amendments and supplements thereto), certified by the Company as of the date of the Closing, exclusive of property exhibits, recording information and the like.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 5.            Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized and validly existing under the State of New Jersey and is in good standing under the laws of the State of New Jersey, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Financing Agreement (and, in the case of the Indenture, had the corporate power and authority to execute and deliver the Indenture at the time of execution and delivery thereof) and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. Each Financing Agreement has been duly authorized by all necessary corporate action on the part of the Company, and each Financing Agreement constitutes, and upon execution and delivery thereof each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC, has delivered to you and each other Purchaser a copy of a Confidential Information Memorandum, dated September 2018 (the “Memorandum”), relating to the Company. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to the date of this Agreement (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since September 19, 2018, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Subsidiaries. The Company has no Subsidiaries.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents or in Schedule 5.15.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of each Financing Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien, other than the Lien created under the Indenture, in respect of any property of the Company, under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, including, without limitation, the Public Order, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of any Financing Agreement, except for any filing that has already been made or any approval that has already been obtained, including without limitation the Public Order, or for certain post-Closing filing requirements with the Board of Public Utilities, State of New Jersey, as required by the Public Order. The period of time for filing an appeal as of right to the Superior Court of New Jersey, Appellate Division with respect to the Public Order has expired.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) The Company is not (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including without limitation Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of federal, state or other taxes for all fiscal periods are adequate. The Company was incorporated in October 2017 and, accordingly, has not had any federal income tax liabilities finally determined (whether by reason of completed audits or the statute of limitations having run).

Elizabethtown Gas Company	Bond Purchase Agreement

Section 5.10. Title to Property; Leases. The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens (other than the Lien created under the Indenture) prohibited by the Indenture. To the Company’s knowledge, all Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that, individually or in the aggregate, are Material to its business as now being conducted, without known conflict with the rights of others, except for those conflicts that would not be reasonably expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) Each Plan, other than any Multiemployer Plan, operated and administered by the Company or any ERISA Affiliate and each Plan with which the Company or any ERISA Affiliate has a relationship has been operated and administered in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to “employee benefit plans” (as defined in Section 3 of ERISA), which liability has resulted or would reasonably be expected to result in a Material Adverse Effect, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

Elizabethtown Gas Company	Bond Purchase Agreement

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on the Company’s behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than forty (40) other Institutional Investors, each of which has been offered the Bonds in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will use the proceeds of the sale of the Bonds to repay debt, including amounts outstanding under that credit agreement dated as of June 26, 2018 referred to on Schedule 5.15(a), and for general corporate purposes, and in compliance with all laws referenced in Section 5.16. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the assets of the Company, and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15(a) sets forth a complete and correct list of all outstanding Indebtedness of the Company as of September 30, 2018 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, and no event or condition exists with respect to any Indebtedness of the Company, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15(b), the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

(c) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15(c).

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) has been notified that it is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company nor any Controlled Entity (i) has, to the Company’s knowledge, violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Bonds hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any official of a Governmental Authority or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

Elizabethtown Gas Company	Bond Purchase Agreement

(d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, nor is the Company subject to rate regulation under the Federal Power Act, as amended. The Company is a “transmitting utility” as such term is defined in Section 9-102(a)(80) of the Uniform Commercial Code adopted in the State of New Jersey (N.J.S.A. 12A:9-102(a)(80)).

Section 5.18. Environmental Matters. (a) The Company has no knowledge of any liability, has not received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its real properties or other assets now or formerly owned, leased or operated by the Company, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) The Company has no knowledge of any facts which would give rise to any liability, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c) The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it nor has it disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws that would reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 5.19. Lien of Indenture. The Indenture (including the First Supplement) constitutes a direct and valid Lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the Lien thereof, subject only to Permitted Liens, and will create a similar Lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the Lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and Permitted Liens, and subject, further, as to the real property, to the recordation of a supplement to the Indenture describing such after-acquired property and, as to personal property, the filing of a financing statement if necessary with respect to the after-acquired collateral; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Original Indenture has been duly recorded, and the First Supplement has been duly submitted for recording, as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture (including the First Supplement), the filing of any financing statements related thereto and similar documents and the issuance of the Bonds have been paid. The Original Indenture has been recorded, and the First Supplement has been duly submitted for recording, in the real estate recording office in each county listed on Schedule 4.11, which counties collectively include all counties where the Company owns property subject to the Lien of the Indenture.

Section 5.20. Filings under Indenture. No action that has not already been taken, including any filing, registration, notice or approval, is necessary or advisable in New Jersey, New York or any other jurisdiction to establish or protect for the benefit of the Trustee and the Holders of Bonds that the Bonds are secured by the Lien of the Indenture, other than recording the First Supplement in the counties in New Jersey referred to therein.

Section 5.21. Status of Certain Material Agreements. No amendment, modification, supplement or other change has been made to the Indenture other than the First Supplement.

Section 6.            Representations of the Purchasers.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of the property of such Purchaser or such pension or trust fund shall at all times be within the control of such Purchaser or such pension or trust fund. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds. Each Purchaser understands that the Bonds are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Bonds.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an “insurance company pooled separate account,” (within the meaning of PTE 90-1) or (ii) a “bank collective investment fund” (within the meaning of PTE 91-38) and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption); no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an “affiliate” (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM; the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied; neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part (VI)(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

Elizabethtown Gas Company	Bond Purchase Agreement

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption); the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied; neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include “plan assets” of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 6.3. Purchaser Status; Experience. Each Purchaser separately represents that such Purchaser is, and on the Closing Date will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Bonds, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Bonds and is able to afford a complete loss of such investment.

Section 6.4. Access to Information. Each Purchaser separately acknowledges that such Purchaser has reviewed the Disclosure Documents and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Bonds and the risks of investing in the Bonds; (b) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 7.            Information as to Company.

Section 7.1. Financial and Business Information. The Company shall deliver to each Holder of a Bond that is an Institutional Investor:

(a) Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income and changes in cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” or on, or through a link on, the website of the Company or Parent and shall have given each Institutional Investor prior notice of such availability on EDGAR or on or through the website of the Company or Parent in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income and changes in cash flows and of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

Elizabethtown Gas Company	Bond Purchase Agreement

(c) SEC and Other Reports — except for the filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Institutional Investor), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have made such delivery of such information if it shall have timely made Electronic Delivery thereof;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f) hereof, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within ten Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

Elizabethtown Gas Company	Bond Purchase Agreement

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Supplemental Indentures — promptly, and in any event within five days after the execution and delivery thereof, a copy of any supplement to the Indenture that the Company from time to time may hereafter execute and deliver which amends the Indenture in any material respect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Bonds as from time to time may be reasonably requested by any Holder of a Bond that is an Institutional Investor or such information regarding the Company required to satisfy the requirements of 17 CFR §230.144A, as amended from time to time, in connection with any contemplated transfer of the Bonds.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Holder of a Bond that is an Institutional Investor pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — (i) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of the Indenture during the quarterly or annual period covered by the statements then being furnished to the extent required to be provided under the Indenture; and (ii) to the extent the Company issued additional Securities under the Indenture during the period covered by the statements being furnished, any calculations that the Company provided to the Trustee to show compliance with the Indenture in connection with the issuance of such additional Securities.

Elizabethtown Gas Company	Bond Purchase Agreement

(b) Event of Default – a statement that such Senior Financial Officer has reviewed the relevant terms hereof and of the Indenture and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default under either the Indenture or this Agreement, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each Holder of a Bond that is an Institutional Investor:

(a) No Default – if no Default or Event of Default then exists, at the expense of such Institutional Investor and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers to the extent they are reasonably available, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default – if a Default or Event of Default then exists and is continuing, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

Section 8.            Payment and Prepayment of the Bonds.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each of the Series 2018A Bonds shall be due and payable on the respective stated maturity dates thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Bonds, in an amount not less than 5% of the aggregate principal amount of the Bonds then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Bond that is then being so prepaid. The Company will give each Holder of Bonds written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment, unless the Company and the Required Holders agree to another time period pursuant to Section 16. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Bonds to be prepaid on such date, the principal amount of each Bond held by such Holder to be prepaid (determined in accordance with Section 8.3), and any other information required to be delivered under the terms of the Indenture, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Notwithstanding the foregoing, (a) the Series 2018A-1 Bonds may be prepaid without paying the Make-Whole Amount, at the Company’s option, beginning on September 20, 2028, (b) the Series 2018A-2 Bonds may be prepaid without paying the Make-Whole Amount, at the Company’s option, beginning on September 20, 2033, (c) the Series 2018A-3 Bonds may be prepaid without paying the Make-Whole Amount, at the Company’s option, beginning on August 20, 2038, (d) the Series 2018A-4 Bonds may be prepaid without paying the Make-Whole Amount, at the Company’s option, beginning on June 20, 2048 and (e) the Series 2018A-5 Bonds may be prepaid without paying the Make-Whole Amount, at the Company’s option, beginning on June 20, 2058.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Bonds pursuant to the provisions of Section 8.2, the principal amount of the Bonds to be prepaid shall be allocated among all of the Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Bonds pursuant to this Section 8, the principal amount of each Bond to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Bond paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Bond shall be issued in lieu of any prepaid principal amount of any Bond.

Section 8.5. Purchase of Bonds. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with the terms of this Agreement and the Bonds or (b) pursuant to a written offer to purchase all outstanding Bonds made by the Company or an Affiliate pro rata to the Holders of the Bonds upon the same terms and conditions. The Company will promptly cancel all Bonds acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to any provision of this Agreement and no Bonds may be issued in substitution or exchange for any such Bonds (other than with respect to any principal amount of any such Bond that was not so purchased, redeemed, prepaid or otherwise acquired).

Section 8.6. Make-Whole Amount for the Bonds. The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

Elizabethtown Gas Company	Bond Purchase Agreement

“Called Principal” means, with respect to any Bond of any Tranche, the principal of such Bond that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1 or any other Financing Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds of such Tranche is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% plus the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the Bond.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% plus the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the Bond.

Elizabethtown Gas Company	Bond Purchase Agreement

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1, as the context requires.

“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change in Control.

(a) Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each Holder of Bonds. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Bonds as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b) Offer to Prepay Bonds. The offer to prepay Bonds contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Bonds held by each holder (in this case only, “holder” in respect of any Bond registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 45 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

(c) Acceptance; Rejection. A Holder of Bonds may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a Holder of Bonds to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such Holder.

Elizabethtown Gas Company	Bond Purchase Agreement

(d) Prepayment. Prepayment of the Bonds to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Bonds, together with interest on such Bonds accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Bonds pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Bond offered to be prepaid; (iv) the interest that would be due on each Bond offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f) Effect on Required Payments. The amount of each payment of the principal of the Bonds made pursuant to this Section 8.7 shall be applied against and reduce each of the then remaining principal payments due on such Bonds pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of such Bonds so paid divided by the aggregate principal amount of such Bonds outstanding immediately prior to such payment.

(g) “Change in Control” Defined. “Change in Control” means the occurrence of one or more of the following events:

(i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder in effect on the Closing Date), or

(ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) of 50% or more of the outstanding ownership interests of the Company, other than an acquisition by Parent or any direct or indirect wholly-owned Subsidiary of Parent of such outstanding ownership interests of the Company.

Section 9.            Affirmative Covenants.

The Company covenants that so long as any of the Bonds are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.3, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 9.2. Insurance. The Company will and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes. The Company will and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a wholly-owned Subsidiary) and all rights and franchises of its Subsidiaries unless, in the good faith judgment of the Company or such Subsidiary, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, except where any such nonconformity would not reasonably be expected to have a Material Adverse Effect.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 9.7. Compliance with Material Agreements. The Company will comply in all material respects with the material terms, conditions and provisions of all Material agreements, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

Section 10.            Negative Covenants.

The Company covenants that so long as any of the Bonds are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2. Line of Business. The Company will not engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement.

Section 10.3. Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Bonds) with any Person if such investment, dealing or transaction (i) would cause any Holder of Bonds to be in violation of or subject to sanctions under any law or regulation applicable to such Holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Holder of Bonds to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.4. Non-US Investors. Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Bond that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, as well as the applicable U.S. Tax Compliance Certificate substantially in the form attached as Exhibit 10.4, in both cases correctly completed and executed.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 11.           Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Bond when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or;

(b) the Company defaults in the payment of any interest on any Bond for more than five Business Days after the same becomes due and payable; or

(c) the occurrence of any “Event of Default” under the Indenture (other than defaults described in Sections 10.1(a) and 10.1(b) of the Indenture); or

(d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, the Indenture, or in any writing furnished in connection with the transactions contemplated hereby, proves to have been false, incorrect or misleading in any material respect on the date as of which made; or

(e) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied, in the case of defaults hereunder, within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Holder of a Bond (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (e) of Section 11); or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Bonds and any other Securities authenticated under the Indenture) that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Indebtedness (other than the Bonds and any other Securities authenticated under the Indenture) in an aggregate principal amount of at least $50,000,000 or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than the Bonds and any other Securities authenticated under the Indenture) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000; or

Elizabethtown Gas Company	Bond Purchase Agreement

(g) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $50,000,00 (except to the extent covered by independent third-party insurance as to which the insurer acknowledges in writing that such judgment or judgments are covered by such insurance) are rendered against one or more of the Company or any Subsidiary and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(h) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) for which the Company or any ERISA Affiliate is obligated under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability (other than for premium payments due to the PBGC) pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; provided that any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(h), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.            Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default has occurred with respect to the Company in connection with an “Event of Default” under Sections 10.1(d) or 10.1(e) of the Indenture, all of the Bonds then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 50% in aggregate principal amount of the Bonds at the time outstanding may at any time during the continuation of such Event of Default, at its or their option, by notice or notices to the Company, declare all of the Bonds then outstanding to be immediately due and payable.

Elizabethtown Gas Company	Bond Purchase Agreement

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Bonds, any Holder or Holders of Bonds at the time outstanding affected by such Event of Default may at any time during the continuation of such Event of Default, at its or their option, by notice or notices to the Company, declare all of the Bonds held by such Holder or Holders to be immediately due and payable.

Upon any Bond’s becoming due and payable under this Section 12.1 or Section 10.2 of the Indenture, whether automatically or by declaration, such Bond will forthwith mature and the entire unpaid principal amount of such Bond, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder of a Bond has the right to maintain its investment in the Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Bonds are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Exercise of Remedies Under Indenture. The Bonds are Outstanding (as defined in the Indenture) Securities under the Indenture, secured equally and ratably by the Lien of the Indenture without preference or priority over any other series of Outstanding Securities. All rights and remedies against the Mortgaged Property under the Indenture shall be enforced as provided under the terms of the Indenture.

Section 12.3. Other Remedies. Subject to Section 12.2 hereof, if any Default or Event of Default has occurred and is continuing, and irrespective of whether any Bonds have become or have been declared immediately due and payable under Section 12.1, the Holder of any Bond at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Bond, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.4. Rescission. At any time after any the Bonds have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Holders of more than 50% in aggregate principal amount of the Bonds then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Bonds, all principal of and Make-Whole Amount, if any, on any Bonds that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Bonds, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Bonds. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 12.5. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Bond in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Bond upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 14, the Company will pay to the Holder of each Bond on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.           Payments on Bonds.

Section 13.1. Home Office Payment. So long as any Purchaser or its nominee shall be the Holder of any Bond, and notwithstanding anything contained in the Indenture or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal, Make-Whole Amount or premium, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Bond or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Bond, such Purchaser shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Trustee at its principal executive office or at the place of payment most recently designated by the Trustee pursuant to the Indenture. Prior to any sale or other disposition of any Bond held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Section 3.5 of the Indenture. The Company will afford the benefits of this Section 13.1 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Bond as the Purchasers have made in this Section 13.1.

Section 14.            Registration; Exchange; Expenses, Etc.

Section 14.1. Registration of Bonds. The Company shall cause the Trustee to keep a register for the registration of Bonds and registration of transfers of Bonds in accordance with Section 3.5 of the Indenture.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 14.2. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, one local or other counsel) incurred (a) by the Purchasers in connection with such transactions, and (b) by the Holders of the Bonds in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a Holder of Bonds, (ii) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by any Financing Agreement and (iii) the reasonable costs and expenses incurred in connection with the initial filing of any Financing Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (iii) shall not exceed $5,000 for each Tranche of the Bonds. The Company will pay, and will save each Purchaser and each other Holder of a Bond harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other Holder in connection with its purchase of the Bonds).

Section 14.3. Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

Section 15.            Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent Holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 16.            Amendment and Waiver.

Section 16.1. Requirements. The Company will not cause or permit the Indenture to change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, if any, on the Bonds as set forth in the Indenture and the Bonds, without the written consent of the Holder of each Bond at the time outstanding affected thereby. This Agreement and the Bonds may be amended, and the observance of any term hereof or of the Bonds may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term, will be effective as to any Holder of Bonds unless consented to by such Holder of Bonds in writing, and (b) no such amendment or waiver may, without the written consent of all of the Holders of Bonds at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount, if any, on, the Bonds, (ii) change the percentage of the principal amount of the Bonds the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 10.4, 11(a), 11(b), 12, 16 or 20.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 16.2. Solicitation of Holders of Bonds.

(a) Solicitation. The Company will provide each Holder of Bonds (irrespective of the amount of Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Bonds. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each Holder of outstanding Bonds promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Bonds.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise (other than legal fees or other related expenses), or grant any security or provide other credit support, to any Holder of Bonds as consideration for or as an inducement to the entering into by any Holder of Bonds or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder of Bonds then outstanding even if such Holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 16.2 by the Holder of any Bond that has transferred or has agreed to transfer such Bond to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring Holder.

Section 16.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 16 applies equally to all Holders of Bonds and is binding upon them and upon each future Holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any Holder of such Bond. As used herein, the term “this Agreement” and references thereto shall mean this Bond Purchase Agreement as it may from time to time be amended or supplemented.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 16.4. Bonds Held by Company, Etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or in the Bonds to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 17.            Notices.

Except for Electronic Deliveries, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii) if to any other Holder of any Bond, to such Holder at such address as such Holder shall have specified to the Company in writing;

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the Holder of each Bond in writing; or

(iv) if to the Trustee, to Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890 or at such other address as the Trustee shall have specified to the Company and each other party hereto in writing.

Notices under this Section 17 will be deemed given only when actually received.

Section 18.            Indemnification.

The Company hereby agrees to indemnify and hold the Purchasers harmless from, against and in respect of any and all loss, liability and reasonable expense (including reasonable attorneys’ fees) arising from any misrepresentation or nonfulfillment of any undertaking on the part of the Company under this Agreement. The indemnification obligations of the Company under this Section 18 shall survive the execution and delivery of this Agreement, the delivery of the Bonds to the Purchasers and the consummation of the transactions contemplated herein.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 19.            Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.            Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or Holder of a Bond by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Bonds that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Holder prior to the time of such disclosure without an obligation of confidentiality, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Holder or any person acting on such Purchaser’s or Holder’s behalf, (c) otherwise becomes known to such Purchaser or Holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or Holder under Section 7.1 of this Agreement that are otherwise publicly available. Each Purchaser and Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Holder in good faith to protect confidential information of third parties delivered to such Purchaser or Holder and shall use such information only for purposes of monitoring its investment in the Bonds, provided that such Purchaser or Holder may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Bonds and who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder of any Bond, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state or provincial regulatory authority having jurisdiction over such Purchaser or Holder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or Holder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Holder’s Bonds and this Agreement. Each Holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Bond of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 21.            Miscellaneous.

Section 21.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Bond) whether so expressed or not; provided, however, the provisions of Section 7 hereof and any other provision of this Agreement that relates only to Institutional Investors shall only apply to Institutional Investors.

Section 21.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the covenants set out in any Financing Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Recognition, subsection Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal thereof, unless otherwise provided in such Financing Agreement.

Section 21.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Elizabethtown Gas Company	Bond Purchase Agreement

Section 21.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 21.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 21.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any Holder of Bonds in any suit, action or proceeding of the nature referred to in Section 21.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 17 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed to be received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Elizabethtown Gas Company	Bond Purchase Agreement

(c) Nothing in this Section 21.7 shall affect the right of any Holder of a Bond to serve process in any manner permitted by law, or limit any right that the Holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith.

Section 21.8. Payments Due on Non-Business Days. Anything in this Agreement or the Bonds to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

* * * * *

Elizabethtown Gas Company	Bond Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Elizabethtown Gas Company

By:	/s/ Brian MacLean
Name:	Brian MacLean
Its:	President

[Corporate Seal]

Attest

By:	/s/ Ann T. Anthony
Name:	Ann T. Anthony
Its:	Secretary

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

The Lincoln National Life Insurance Company

By:	Macquarie Investment Management Advisers,
a series of Macquarie Investment Management Business Trust, Attorney in Fact
Fact

By:	/s/ Alex Alston
Name:	Alex Alston
Title:	Senior Vice President

Lincoln National Reinsurance Company (Barbados) Limited

By:	Macquarie Investment Management Advisers,
a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Alex Alston
Name:	Alex Alston
Title:	Senior Vice President

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company

By:	Northwestern Mutual Investment Management
Company, LLC, its investment advisor

By:	/s/ Bradley T. Kunath
Name:	Bradley T. Kunath
Title:	Managing Director

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account

By:	/s/ Bradley T. Kunath
Name:	Bradley T. Kunath
Title:	Authorized Representative

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

Pacific Life Insurance Company

By:	/s/ Matthew A. Levene
Name:	Matthew A. Levene
Title:	Assistant Vice President

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Assistant Secretary

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Teachers Insurance and Annuity Association of America

By:	Nuveen Alternatives Advisors LLC,
its investment manager

By:	/s/ Jeffrey Hughes
Name:	Jeffrey Hughes
Title:	Director

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Minnesota Life Insurance Company
Catholic Financial Life
Catholic United Financial

By:	Securian Asset Management, Inc.

By:	/s/ David Kuplic
Name:	David Kuplic
Title:	President

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Manulife Life Insurance Company

By:	/s/ Akira Okada
Name:	Akira Okada
Title:	Head of Investments

Manufacturers Life Reinsurance Limited

By:	/s/ Tatsuya Oshiro
Name:	Tatsuya Oshiro
Title:	Co-Head of Investments,
Manulife General Account Investments
(Singapore) Pte. Ltd.
as investment manager of
Manufacturers Life Reinsurance Limited

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

American United Life Insurance Company

By:	/s/ David Weisenburger
Name:	David Weisenburger
Title:	VP, Fixed Income Securities

The State Life Insurance Company

By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David Weisenburger
Name:	David Weisenburger
Title:	VP, Fixed Income Securities

Pioneer Mutual Life Insurance Company

By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David Weisenburger
Name:	David Weisenburger
Title:	VP, Fixed Income Securities

United Farm Family Life Insurance Company

By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David Weisenburger
Name:	David Weisenburger
Title:	VP, Fixed Income Securities

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

State Farm Life Insurance Company

By:	/s/ Julie Hoyer
Name:	Julie Hoyer
Title:	Investment Executive

By:	/s/ Rebekah L. Holt
Name:	Rebekah L. Holt
Title:	Investment Professional

State Farm Life and Accident Assurance Company

By:	/s/ Julie Hoyer
Name:	Julie Hoyer
Title:	Investment Executive

By:	/s/ Rebekah L. Holt
Name:	Rebekah L. Holt
Title:	Investment Professional

State Farm Insurance Companies Employee Retirement Trust

By:	/s/ Julie Hoyer
Name:	Julie Hoyer
Title:	Investment Executive

By:	/s/ Rebekah L. Holt
Name:	Rebekah L. Holt
Title:	Investment Professional

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Allianz Life Insurance Company of North America

By:	Allianz Global Investors U.S. LLC
As the authorized signatory and investment manager

By:	/s/ Lawrence Halliday
Name:	Lawrence Halliday
Title:	Managing Director

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

The Guardian Life Insurance Company of America

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

Berkshire Life Insurance Company of America

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

The Guardian Insurance & Annuity Company, Inc.

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

MONY Life Insurance Company

By:	/s/ Philip E. Passafiume
Name:	Philip E. Passafiume
Title:	Director, Fixed Income

Protective Life Insurance Company

By:	/s/ Philip E. Passafiume
Name:	Philip E. Passafiume
Title:	Director, Fixed Income

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Genworth Life Insurance Company

By:	/s/ Stuart Stepetin
Name:	Stuart Stepetin
Title:	Investment Officer

Genworth Life Insurance Company of New York

By:	/s/ Stuart Stepetin
Name:	Stuart Stepetin
Title:	Investment Officer

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Nationwide Life Insurance Company

By:	/s/ Jason M. Comisar
Name:	Jason M. Comisar
Title:	Authorized Signatory

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Ameritas Life Insurance Corp.
Ameritas Life Insurance Corp. of New York

By:	Ameritas Investment Partners Inc., as Agent

By:	/s/ Tina Udell
Name:	Tina Udell
Title:	Vice President & Managing Director

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

AXA Equitable Life Insurance Company

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Life Insurance Company of the Southwest

By:	/s/ Ken Weliczka
Name:	Ken Weliczka
Title:	Head of Private Placements
Sentinel Asset Management, Inc.

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

United of Omaha Life Insurance Company

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

Mutual of Omaha Insurance Company

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Thrivent Financial for Lutherans

By:	/s/ Christopher Patton
Name:	Christopher Patton
Title:	Managing Director

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

RGA Reinsurance Company

By:	/s/ Amy Gibson
Name:	Amy Gibson
Title:	Vice President

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

Athene Annuity and Life Company

By:	Athene Asset Management LLC, its investment adviser

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

Athene Annuity & Life Assurance Company

By:	Athene Asset Management LLC, its investment adviser

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

ReliaStar Life Insurance Company

By:	Voya Investment Management LLC, its investment adviser
By:	Athene Asset Management LLC, its sub-adviser

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

American Equity Investment Life Insurance Company

By:	Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

Horace Mann Life Insurance Company

By:	Guggenheim Partners Investment Management, LLC, as Advisor

By:	/s/ Kevin Robinson
Name:	Kevin Robinson
Title:	Attorney-in-Fact

Wilton Reassurance Company

By:	Guggenheim Partners Investment Management, LLC, as Advisor

By:	/s/ Kevin Robinson
Name:	Kevin Robinson
Title:	Attorney-in-Fact

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above

LifeCare Assurance Company
ICI Mutual Insurance Company
Guarantee Trust Life Insurance Company
Best Meridian Insurance Company
National Teachers Associates Life Insurance Co.
National American Insurance Company
Puritan Life Insurance Company of America

By:	Asset Allocation and Management LLC

By:	/s/ John Schaefer
Name:	John Schaefer
Title:	CEO

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

The Standard Fire Insurance Company

By:	/s/ David D. Rowland
Name:	David D. Rowland
Title:	Executive Vice President

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

CMFG Life Insurance Company

By:	MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Jason Micks
Name:	Jason Micks
Title:	Director II, Investments

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

Modern Woodmen of America

By:	/s/ Aaron R. Birkland
Name:	Aaron R. Birkland
Title:	Portfolio Manager, Private Placements

By:	/s/ Christopher M. Cramer
Name:	Christopher M. Cramer
Title:	Manager, Fixed Income

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

Southern Farm Bureau Life Insurance Company

By:	/s/ David Divin
Name:	David Divin
Title:	Senior Portfolio Manager

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

Standard Insurance Company

By:	/s/ Chris Beaulieu
Name:	Chris Beaulieu
Title:	AVP, Investments

Elizabethtown Gas Company	Bond Purchase Agreement

Accepted as of the date first written above.

MEMIC Indemnity Company

By:	Conning, Inc., as Investment Manager

By:	/s/ Samuel Otchere
Name:	Samuel Otchere
Title:	Director

Elizabethtown Gas Company	Bond Purchase Agreement

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any Subsidiary of such first Person or any Person of which such first Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 16.3.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Bonds” is defined in Section 1.1.

“Business Day” means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Folsom, New Jersey are required or authorized to be closed.

“Called Principal” is defined in Section 8.6.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Schedule B
(to Bond Purchase Agreement)

Elizabethtown Gas Company	Bond Purchase Agreement

“Change in Control” is defined in Section 8.7(g).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Closing Date” is the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Filings” is defined in Section 4.11.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in the Bonds of such Tranche or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate; provided, however, in no event with the rate of interest on a Bond, including any Default Rate, be greater than 10% per annum.

“Discounted Value” is defined in Section 8.6.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

B-2

Elizabethtown Gas Company	Bond Purchase Agreement

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Agreements” means this Agreement, the Indenture (including without limitation the First Supplement) and the Bonds.

“First Supplement” is defined in Section 1.1.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means:

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holder” is defined in the Indenture.

“Indebtedness” with respect to any Person means, at any time, without duplication,

B-3

Elizabethtown Gas Company	Bond Purchase Agreement

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of synthetic leases assuming such synthetic leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for such Person’s account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate swap termination value of all swap contracts of such Person, and

(g) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indenture” is defined in Section 1.1.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Bond, (b) any Holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any Holder of a Bond that is a bank, trust company, savings and loan association or other financial institution, a pension plan, an investment company, an insurance company, a broker or dealer, or another similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of any Bond referred to in clauses (a) through (c) above.

“Lien” is defined in the Indenture.

“Make-Whole Amount” is defined in Section 8.6.

B-4

Elizabethtown Gas Company	Bond Purchase Agreement

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Bonds or the Indenture or (c) the validity or enforceability of any Financing Agreement.

“Memorandum” is defined in Section 5.3.

“Mortgaged Property” is defined in the Indenture.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Indenture” is defined in Section 1.1.

“Parent” means South Jersey Industries, Inc.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Lien” is defined in the Indenture.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

B-5

Elizabethtown Gas Company	Bond Purchase Agreement

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(b).

“PTE” is defined in Section 6.2(a).

“Public Order” means order of the Board of Public Utilities, State of New Jersey, Docket No. GF18050512, dated June 22, 2018.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Reinvestment Yield” is defined in Section 8.6.

“Related Fund” means, with respect to any Holder of any Bond, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such Holder, the same investment advisor as such Holder or by an Affiliate of such Holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Required Holders” means, at any time, the Holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” is defined in the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

B-6

Elizabethtown Gas Company	Bond Purchase Agreement

“Senior Financial Officer” means the principal financial officer or the treasurer of the Company.

“Series 2018A Bonds” is defined in Section 1.

“Series 2018A-1 Bonds” is defined in Section 1.

“Series 2018A-2 Bonds” is defined in Section 1.

“Series 2018A-3 Bonds” is defined in Section 1.

“Series 2018A-4 Bonds” is defined in Section 1.

“Series 2018A-5 Bonds” is defined in Section 1.

“Settlement Date” is defined in Section 8.6.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tranche” means the Series 2018A-1 Bonds, the Series 2018A-2 Bonds, the Series 2018A-3 Bonds, the Series 2018A-4 Bonds, or the Series 2018A-5 Bonds, as the context requires.

“Trustee” is defined in Section 1.1.

“UCC” means, the Uniform Commercial Code as enacted and in effect from time to time in the state whose laws are treated as applying to the Mortgaged Property.

B-7

Elizabethtown Gas Company	Bond Purchase Agreement

“UCC Financing Statements” shall mean any financing statements required or permitted to be filed in accordance with the UCC.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act, each as amended from time to time, and any other OFAC Sanctions Program.

B-8